CALCULATION OF REGISTRATION FEE

Class of securities offered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $5.00	63,888,940	$54.00	$3,450,002,760.00	$245,985.20

(1)	The filing fee of $245,985.20 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
File No. 333-164364

Prospectus supplement

(To Prospectus dated January 15, 2010)

The PNC Financial Services Group, Inc.

55,555,600 Shares of common stock

We are offering to sell 55,555,600 shares of our common stock, par value $5 per share. We will receive all of the net proceeds from the sale of our common stock. We intend to use the net proceeds, together with other funds, to redeem the Series N Preferred Stock we issued to the U.S. Department of the Treasury as part of the Department of the Treasury’s TARP Capital Purchase Program. See “Summary—Recent developments—Repurchase of outstanding TARP preferred stock” on page S-2 of this prospectus supplement.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “PNC.” The last reported sales price of our common stock as reported on the NYSE on February 1, 2010 was $55.86 per share.

For a discussion of certain risks that you should consider in connection with an investment in our common stock, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the additional risk factors contained in this prospectus supplement beginning on page S-5.

The shares of common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total(1)

Public Offering Price	$54.00	$3,000,002,400.00

Underwriting Discounts and Commissions	$1.35	$75,000,060.00

Proceeds (before expenses)	$52.65	$2,925,002,340.00

(1)	We have granted the underwriters an option to purchase up to an additional 8,333,340 shares of our common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

The underwriters are offering the shares of common stock as set forth under “Underwriting.” Delivery of the shares of common stock will be made on or about February 8, 2010.

Joint Book-Running Managers
J.P. Morgan		Morgan Stanley

Senior Co-Managers
PNC Capital Markets LLC
Barclays Capital	BofA Merrill Lynch	Citi

Junior Co-Managers
Sandler O’Neill + Partners, L. P.	UBS Investment Bank	Keefe, Bruyette & Woods

February 3, 2010

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You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not making an offer of the shares of common stock covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

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About this prospectus supplement

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where you can find more information” in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “PNC,” “we,” “us,” “our” or similar references mean The PNC Financial Services Group, Inc. and its successors, and not The PNC Financial Services Group, Inc. together with its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and in the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference herein or in the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Cautionary statement regarding forward-looking statements

This prospectus supplement and the accompanying prospectus, including information incorporated in them by reference, have statements regarding our outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality and/or other matters regarding or affecting PNC that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance. Our forward-looking statements are subject to the following principal risks and uncertainties. We provide greater detail regarding some of these factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov, including in the Risk Factors and Risk Management sections of those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus supplement and the accompanying prospectus or in our other filings with the SEC.

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Our businesses and financial results are affected by business and economic conditions, both generally and specifically in the principal markets in which we operate. In particular, our businesses and financial results may be impacted by:

•	Changes in interest rates and valuations in the debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of financial markets, including such disruptions in the markets for real estate and other assets commonly securing financial products.

•	Actions by the Federal Reserve and other government agencies, including those that impact money supply and market interest rates.

•	Changes in our customers’, suppliers’ and other counterparties’ performance in general and their creditworthiness in particular.

•	Changes in levels of unemployment.

•	Changes in customer preferences and behavior, whether as a result of changing business and economic conditions or other factors.

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A continuation of recent turbulence in significant portions of the U.S. and global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities and indirectly by affecting our counterparties and the economy generally.

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Our business and financial performance could be impacted as the financial industry restructures in the current environment, both by changes in the creditworthiness and performance of our counterparties and by changes in the competitive and regulatory landscape.

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Given current economic and financial market conditions, our forward-looking financial statements are subject to the risk that those conditions will be substantially different than we are currently expecting. These statements are based on our current expectations that interest rates will remain low in the first half of 2010 but will move upward in the second half of the year and our view that the modest economic recovery that began last year will extend through 2010.

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Legal and regulatory developments could have an impact on our ability to operate our businesses or our financial condition or results of operations or our competitive position or reputation. Reputational impacts, in turn, could affect matters such as business generation and retention, our ability to attract and retain management, liquidity and funding. These legal and regulatory developments could include:

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Changes resulting from the legislative and regulatory responses to the current economic and financial industry environment, including current and future conditions or restrictions imposed as a result of our participation in the TARP Capital Purchase Program.

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Other legislative and regulatory reforms, including broad-based restructuring of financial industry regulation as well as changes to laws and regulations involving tax, pension, bankruptcy, consumer protection and other aspects of the financial institution industry.

•	Increased litigation risk from recent regulatory and other governmental developments.

•	Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental inquiries.

•	The results of the regulatory examination and supervision process, including our failure to satisfy the requirements of agreements with governmental agencies.

•	Changes in accounting policies and principles.

•	Changes to regulations governing bank capital, including as a result of the so-called “Basel 3” initiative.

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If we do not redeem the Series N Preferred Stock we issued to the U.S. Department of the Treasury, such securities may limit our ability to return capital to our shareholders and are dilutive to our common shares. The dividend rate will increase substantially after five years if we are unable to redeem the securities before then. Although we intend to use the net proceeds from this offering, together with other funds, to redeem such securities, the consummation of this offering is not conditioned upon such redemption.

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Our business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through the effective use of third-party insurance, derivatives, and capital management techniques and by our ability to meet evolving regulatory capital standards.

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The adequacy of our intellectual property protection, and the extent of any costs associated with obtaining rights in intellectual property claimed by others, can impact our business and operating results.

•	Our ability to anticipate and respond to technological changes can have an impact on our ability to respond to customer needs and to meet competitive demands.

•	Our ability to implement our business initiatives and strategies could affect our financial performance over the next several years.

•	Competition can have an impact on customer acquisition, growth and retention, as well as on our credit spreads and product pricing, which can affect market share, deposits and revenues.

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Our business and operating results can also be affected by widespread natural disasters, terrorist activities or international hostilities, either as a result of the impact on the economy and capital and other financial markets generally or on us or on our customers, suppliers or other counterparties specifically.

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Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our equity interest in BlackRock, Inc. are discussed in more detail in BlackRock’s filings with the SEC, including in the Risk Factors sections of BlackRock’s reports. BlackRock’s SEC filings are accessible on the SEC’s website and on or through BlackRock’s website at www.blackrock.com. This material is referenced for informational purposes only and should not be deemed to constitute a part of this prospectus supplement or the accompanying prospectus.

In addition, our acquisition of National City Corporation (“National City”) on December 31, 2008 presents us with a number of risks and uncertainties both related to the acquisition itself and to the integration of the acquired businesses into PNC. These risks and uncertainties include the following:

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The anticipated benefits of the transaction, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

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Our ability to achieve anticipated results from this transaction is dependent on the state going-forward of the economic and financial markets, which have been under significant stress recently. Specifically, we may incur more credit losses from National City’s loan portfolio than expected. Other issues related to achieving anticipated financial results include the possibility that deposit attrition or attrition in key client, partner and other relationships may be greater than expected.

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Legal proceedings or other claims made and governmental investigations currently pending against National City, as well as others that may be filed, made or commenced relating to National City’s business and activities before the acquisition, could adversely impact our financial results.

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Our ability to achieve anticipated results is also dependent on our ability to bring National City’s systems, operating models and controls into conformity with ours and to do so on our planned time schedule. The integration of National City’s business and operations into PNC, which includes conversion of National City’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to National City’s or PNC’s existing businesses. PNC’s ability to integrate National City successfully may be adversely affected by the fact that this transaction has resulted in PNC entering several markets where PNC did not previously have any meaningful retail presence.

In addition to the National City transaction, we grow our business from time to time by acquiring other financial services companies. Acquisitions in general present us with risks, in addition to those presented by the nature of the business acquired, similar to some or all of those described above relating to the National City acquisition.

Incorporation of certain documents by reference

The SEC allows us to incorporate information in this document by reference to other documents filed separately with the SEC. This means that PNC can disclose important information to you by referring you to those other documents. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the website is www.sec.gov. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

This document incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about PNC and its financial condition.

Filing	Period or date filed
Annual Report on Form 10-K (as updated by our Current Report on Form 8-K filed on January 15, 2010)	Year ended December 31, 2008

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2009, June 30, 2009 and September 30, 2009

Current Reports on Form 8-K	January 2, 2009 (two filings), February 13, 2009, February 19, 2009, March 3, 2009 (with respect to Item 8.01 information only), April 3, 2009, April 14, 2009, May 4, 2009, May 14, 2009, May 27, 2009 (the Item 8.01 8-K only), June 9, 2009, August 21, 2009, September 21, 2009, November 20, 2009, December 23, 2009, January 15, 2010 (two filings), January 21, 2010 (Exhibit 99.1 of the first 8-K furnished thereon only, Fourth Quarter and Full Year 2009 Earnings Release) (other than the third paragraph thereof), February 2, 2010 and February 3, 2010

Description of Common Stock on Form 8-A (including any amendment or report filed with the SEC for the purpose of updating this description)	September 24, 1987

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In addition, PNC also incorporates by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this document and the date of the termination of the offer pursuant to this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, PNC is not incorporating any document or information (other than Exhibit 99.1, Fourth Quarter and Full Year 2009 Earnings Release, to the first current report on Form 8-K that it furnished on January 21, 2010 and the current report on Form 8-K that it furnished on February 2, 2010) that it furnished rather than filed with the SEC.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. You may request a copy of these filings at the address and telephone number set forth below.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about PNC. The agreements may contain representations and warranties by PNC or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc. One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707 Attention: Shareholder Services Telephone: (800) 982-7652 Email: webqueries@computershare.com

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Summary

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated therein by reference.

About The PNC Financial Services Group, Inc.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments and the formation of various non-banking subsidiaries.

PNC and its subsidiaries have businesses engaged in retail banking, corporate and institutional banking, asset management, residential mortgage banking and global investment servicing, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Missouri, Virginia, Delaware, Washington, D.C. and Wisconsin. PNC also provides certain investment servicing internationally. See further discussion below regarding the sale of our global investment servicing business.

PNC stock is listed on the New York Stock Exchange under the symbol “PNC.” As of December 31, 2009, PNC had total consolidated assets of approximately $269.9 billion, total consolidated deposits of approximately $186.9 billion and total consolidated shareholders’ equity of approximately $29.9 billion. PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary bank, even when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

Recent developments

Repurchase of outstanding TARP preferred stock

On December 31, 2008, we issued 75,792 shares of our Fixed Rate Cumulative Perpetual Preferred Shares, Series N (our “Series N Preferred Stock”) to the U.S. Department of the Treasury pursuant to a Letter Agreement dated December 31, 2008 and the Securities Purchase Agreement—Standard Terms attached thereto for an aggregate purchase price of approximately $7.6 billion pursuant to the Department of the Treasury’s TARP Capital Purchase Program. In connection with purchasing the Series N Preferred Stock, the Department of the Treasury also received a warrant to purchase 16,885,192 shares of our common stock at an initial per share exercise price of $67.33, subject to adjustment, which expires ten years from the issuance date, and we agreed to provide the Department of the Treasury with registration rights covering the warrant and the underlying shares of common stock.

As announced on February 2, 2010, we expect to redeem all 75,792 shares of our Series N Preferred Stock issued to the Department of the Treasury. We are not exercising our right to repurchase the related warrants at the time we redeem the Series N Preferred Stock. We will use the net proceeds from this offering, together with the proceeds of the proposed debt offering described below under “—Proposed debt offering” and other funds, for the redemption of the Series N Preferred Stock. See “Use of proceeds” in this prospectus supplement. In connection with the redemption of the Series N Preferred Stock as approved by the Federal Reserve Board, we have agreed to sell PNC Global Investment Servicing Inc., as described below under “—Pending sale of PNC Global Investment Servicing.” We have also agreed that, if the sale of PNC Global Investment Servicing has not been completed by November 1, 2010, we will, on or before that date, raise approximately $700 million to $1.6 billion in additional Tier 1 common capital either through the sale of assets approved by the Federal Reserve and/or through the issuance of additional common stock.

In the period in which we repurchase the Series N Preferred Stock, we will accelerate the accretion of the issuance discount on the Series N Preferred Stock and record a corresponding reduction in retained earnings, resulting in a one-time, noncash reduction in the calculation of diluted earnings per common share (i.e., a reduction in net income available to common stockholders in an amount equal to the issuance discount accelerated). The issuance discount is due to the carrying value of the TARP preferred stock being at a discount to its liquidation value as a result of the initial recognition of TARP preferred stock and the related warrants based on their relative fair values at issuance. As of December 31, 2009, the amount of the issuance discount on the Series N Preferred Stock was $250.0 million.

Following this offering and redemption of the Series N Preferred Stock, and taking into account the anticipated impact of the sale of PNC Global Investment Servicing, we expect that PNC’s pro forma Tier 1 capital and Tier 1 common equity ratios as of December 31, 2009, would be 10.3% and 8.0%, respectively, based on the December 31, 2009 estimated ratios of 11.5% and 6.0%, respectively, contained in our earnings release (or 9.5% and 7.2%, respectively, without the impact of the sale of PNC Global Investment Servicing). Our pro forma capital and common equity ratios are forward-looking statements that are subject to assumptions, risks and uncertainties. See “Cautionary statement regarding forward-looking statements.”

Pending sale of PNC Global Investment Servicing

On February 2, 2010, we announced that we had entered into a definitive agreement to sell PNC Global Investment Servicing Inc., a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers and financial advisors worldwide, for $2.3 billion in cash. Upon completion of the sale, PNC expects to report an after-tax gain of approximately $500 million. PNC currently anticipates closing the transaction in the third quarter of 2010. Completion of the transaction is subject to regulatory approvals and certain other closing conditions.

Proposed debt offering

Subject to market conditions, we intend to promptly commence a debt offering in which PNC Funding Corp, our wholly owned finance subsidiary, would issue and PNC would guarantee senior notes in an aggregate amount between $1.5 billion and $2 billion, and with a maturity or maturities to be determined. We are undertaking the debt offering in order to provide additional parent company liquidity in connection with the redemption of the Series N Preferred Stock. There can be no assurances that the proposed debt offering will be completed and the Series N Preferred Stock redeemed. The completion of this offering is not conditioned upon the completion of the proposed debt offering. This prospectus is not an offer to sell any such debt securities; any offer to sell such debt securities will be made only by a separate prospectus.

Fourth quarter and full year 2009 financial results

On January 21, 2010, PNC reported its unaudited preliminary financial results for the full year and quarter ended December 31, 2009. PNC reported 2009 net income of $2.4 billion, or $4.36 per diluted common share, compared with 2008 net income of $914 million, or $2.44 per diluted common share. (Earnings results for 2008 do not include operating results for National City.) PNC also reported fourth quarter 2009 net income of $1.1 billion, or $2.17 per diluted common share, compared with net income of $559 million, or $1.00 per diluted common share, for the third quarter of 2009. PNC reported total consolidated assets of approximately $269.9 billion, total consolidated deposits of approximately $186.9 billion and total consolidated shareholders’ equity of approximately $29.9 billion, each as of December 31, 2009. For more details regarding our financial results, please see our Fourth Quarter and Full Year 2009 Earnings Release, which was furnished as Exhibit 99.1 to the first Current Report on Form 8-K furnished on January 21, 2010 and is incorporated herein by reference. The audit of our results for the year ended December 31, 2009 will not be completed until immediately prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2009.

The preliminary financial data referred to above has been prepared by, and is the responsibility of, PNC’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Conflicts of interest

Our subsidiary, PNC Capital Markets LLC, is a member of the Financial Industry Regulatory Authority (“FINRA”) and is participating in the distribution of the offered securities. The distribution arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of FINRA regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with Rule 2720, no FINRA member firm may make sales in this offering to any discretionary account without the prior approval of the customer.

The offering

The following summary of the offering contains basic information about the offering and our common stock. It is not intended to be complete, and it does not contain all the information that is important to you. For a more complete understanding of our common stock, please refer to the section of this prospectus supplement and the accompanying prospectus entitled “Description of common stock.”

Issuer	The PNC Financial Services Group, Inc., a Pennsylvania corporation

Securities offered	55,555,600 shares of common stock, par value $5 per share.

Over-allotment option	We have granted the underwriters an option to purchase up to 8,333,340 additional shares of common stock within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.

Common stock to be outstanding after this offering	516,972,182 shares of common stock (525,305,522 shares of common stock if the underwriters exercise their over-allotment option in full), in each case based on 461,416,582 shares of common stock outstanding as of January 31, 2010, not including 9,613,995 shares held as treasury shares. This does not reflect any issuance of shares of our common stock upon exercise of a warrant to purchase shares of our common stock that we issued to the Department of the Treasury on December 31, 2008 or the conversion of any outstanding stock options or other convertible securities.

Use of proceeds	We estimate that the net proceeds of this offering will be approximately $2.9 billion (or $3.4 billion if the underwriters exercise their over-allotment option in full), after deducting estimated expenses and underwriting discounts and commissions. PNC and its subsidiaries expect to use the net proceeds from the sale of our common stock, together with other funds, to redeem all of our Series N Preferred Stock.

Risk factors	Please refer to “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

NYSE symbol	“PNC.”

Risk factors

Your investment in our common stock involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any shares of our common stock, you should carefully consider the following risk factors, which are specific to the common shares being offered, as well as the risks and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussions in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and in our Annual Report on Form 10-K for the year ended December 31, 2008, including in the Risk Factors and Risk Management sections of those reports, as such discussions may be amended or updated in other reports filed by us with the SEC.

Our share price may fluctuate.

The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects, our merger with National City, our proposed sale of PNC Global Investment Servicing, future sales or acquisitions to which we are a party, this offering or future sales of our securities. Such risks may be affected by, among other things, the following factors:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	operating results that vary from the expectations of management, securities analysts and investors;

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changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our common stock or other securities or those of other financial institutions;

•	developments in our business or in the financial sector generally;

•	actual or proposed regulatory changes that affect or may affect our industry generally or our business and operations specifically;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

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our ability to integrate the companies and the businesses that we acquire, including National City and to complete any dispositions that we undertake, including the proposed sale of PNC Global Investment Servicing;

•	future sales by us or our subsidiaries of equity, equity-related or debt securities;

•	the amount, if any, of future dividends that we pay on our common stock;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	changes in the credit, mortgage and real estate markets, including the market for mortgage-related and other asset-backed securities; and

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changes in regional, national or global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets, in general, have experienced and continue to experience significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock.

Our ability to pay dividends on our common stock is subject to a number of limitations. You may not receive dividends on our common stock.

Our ability to pay dividends on our common stock is subject to a number of limitations:

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The terms of each of our outstanding series of preferred stock, including (until redeemed) the Series N Preferred Stock held by the Department of the Treasury, prohibit us from paying dividends with respect to our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid. In addition, for three years after issuance or until the Department of the Treasury no longer holds our Series N Preferred Stock (including as a result of the redemption of Series N Preferred Stock contemplated by this prospectus supplement), we will not be able to increase the dividends on our common stock above $0.66 per common share on a quarterly basis without the Department of the Treasury’s approval. Although we intend to use the net proceeds from this offering, together with other funds, to redeem the Series N Preferred Stock, the consummation of this offering is not conditioned upon such redemption.

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We are a holding company that conducts substantially all of our operations through our bank subsidiary and other subsidiaries. As a result, our ability to make dividend payments on the common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiary to pay dividends or make other payments to us. For additional information regarding the regulatory restrictions applicable to us and our subsidiaries, see “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), which is incorporated by reference herein.

•

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. We are incorporated in Pennsylvania and governed by the Pennsylvania Business Corporation Law, or PBCL. Our board of directors may not pay or set apart dividends on common stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment. Under the PBCL, PNC cannot pay dividends if, after giving effect to the dividend payments, it would be unable to pay its debts as they become due in the usual course of its business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.

•

The payment of future dividends is subject to the discretion of our board of directors. In determining the amount of any future dividends, our board of directors will consider economic and market conditions, our financial condition and operating results and other factors, including contractual restrictions and applicable governmental regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company).

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. In connection with our December 31, 2008 sale of $7.6 billion of preferred stock to the Department of the Treasury, we issued to the Department of the Treasury a warrant to purchase approximately 16.9 million shares of our common stock for $67.33 per share, subject to adjustment. The warrant expires ten years from the issuance date, and PNC has provided the Department of the Treasury registration rights covering the warrant and the underlying shares of common stock. Although we have the right to repurchase the warrant at a negotiated price, we may not desire or be able to do so; and if we do not repurchase the warrant, the Treasury could either exercise the warrant or sell it to third parties. The issuance of additional shares of common stock as a result of exercise of this warrant or the issuance of convertible securities would dilute the ownership interest of our existing common stockholders. In addition, we have in the past and will in the future issue stock options, convertible preferred stock, convertible debentures and/or other securities that may have a dilutive effect on our common stock. The market price of our common stock could decline as a result of this offering, other capital raising strategies or other sales of a large block of shares of our common stock or similar securities in the market after this offering, or the perception that such sales could occur.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our current and future indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the common stock effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries. Based on our unaudited preliminary results, as of December 31, 2009, we had $39.3 billion of borrowed funds and $186.9 billion of deposits; and the aggregate liquidation preference of our outstanding preferred stock other than our Series N Preferred Stock was $656 million.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of Pennsylvania law and of our articles of incorporation and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. In its by-laws, PNC has expressly opted out of the protection of Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. PNC has also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable PNC to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, PNC remains subject to certain other provisions of Pennsylvania law that may have the effect of discouraging a takeover of PNC. First, persons who through a “control transaction” acquire the right to cast at least 20% of the votes required for an election of directors, become subject to the obligation to pay objecting shareholders fair value for their shares. Second, business combinations with a 20%-plus shareholder are subject to heightened voting and approval requirements.

The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 requires any “bank holding company” (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while PNC does not have a shareholder rights plan currently in effect, under Pennsylvania law, PNC’s board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by PNC’s board of directors.

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $2.9 billion (or $3.4 billion if the underwriters exercise their over-allotment option in full), based on the public offering price of $54.00 per share, after deducting underwriting discounts and commissions and estimated expenses. PNC and its subsidiaries expect to use the net proceeds from the sale of our common stock, together with the proceeds of the proposed debt offering described above under “Summary—Recent developments—Proposed debt offering” and other funds, to redeem all of our Series N Preferred Stock.

Price range of common stock and dividends

Our common stock is listed and traded on the NYSE under the symbol “PNC.” The following table sets forth, for the quarters shown, the range of high and low reported sales prices of our common stock on the New York Stock Exchange and the cash dividends declared on our common stock. As of January 31, 2010, we had approximately 461,416,582 shares of common stock outstanding. The last reported sales price of our common stock on the NYSE on February 1, 2010 was $55.86 per share.

Quarter ended	High	Low	Dividends declared

2010
March 31 (through February 1, 2010)	$58.94	$52.44	$0.10

2009
December 31	$57.86	$43.37	$0.10
September 30	48.78	33.06	0.10
June 30	53.22	27.50	0.10
March 31	50.42	16.20	0.66

2008
December 31	$80.00	$39.09	$0.66
September 30	87.99	49.01	0.66
June 30	73.00	55.22	0.66
March 31	71.20	53.10	0.63

Description of common stock

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where you can find more information” in the accompanying prospectus.

General

As of the date of this prospectus supplement, PNC is authorized to issue 800,000,000 shares of common stock.

The following summary is not complete. You should refer to the applicable provisions of PNC’s Amended and Restated Articles of Incorporation, which you can find as Exhibit 3.1 of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), including the statements with respect to shares pursuant to which the outstanding series of preferred stock were issued and any additional series may be issued and to the Pennsylvania Business Corporation Law, or PBCL, for a complete statement of the terms and rights of the common stock.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

In the event of dissolution or winding up of the affairs of PNC, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The board of directors of PNC may, except as otherwise required by applicable law or the rules of the New York Stock Exchange, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the board of directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Services, LLC Chicago, Illinois, is the transfer agent and registrar for PNC’s common stock. The shares of common stock are listed on the New York Stock Exchange under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus supplement and the accompanying prospectus will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Dividends

Holders of PNC’s common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. The payment of future dividends is subject to the discretion of our board of directors which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. We are incorporated in Pennsylvania and governed by the PBCL. PNC’s board of directors may not pay or set apart dividends on common stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment. Under the PBCL, PNC cannot pay dividends if, after giving effect to the dividend payments, it would be unable to pay its debts as they become due in the usual course of its business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends. Furthermore, the Federal Reserve, in its expectation that a bank holding company act as a source of financial strength to its subsidiary banks, has reiterated the requirement to inform and consult with the Federal Reserve before paying dividends that could raise safety and soundness concerns.

The terms of each of PNC’s outstanding series of preferred stock, including the terms of the senior preferred stock we issued to the U.S. Department of the Treasury, prohibit us from paying dividends with respect to PNC’s common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid. In addition, due to PNC’s participation in the U.S Department of the Treasury’s TARP Capital Purchase Program, until the earlier of December 31, 2011 and the date as of which PNC has redeemed all of the Series N Preferred Stock (including as a result of the redemption of the Series N Preferred Stock contemplated by this prospectus supplement) or the U.S. Department of the Treasury has transferred all of the Series N Preferred Stock to third parties, we will not be able to increase the dividends on PNC’s common stock above $0.66 per common share per quarter without the consent of the U.S. Department of the Treasury. Although we intend to use the net proceeds from this offering, together with other funds, to redeem the Series N Preferred Stock, the consummation of this offering is not conditioned upon such redemption.

Dividends from PNC’s subsidiary bank are the primary source of funds for payment of dividends to PNC stockholders and there are statutory limits on the amount of dividends that our subsidiary bank can pay to us without regulatory approval. PNC is a holding company that conducts substantially all of its operations through its bank subsidiary and other subsidiaries. As a result, PNC’s ability to make dividend payments on the common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiary to pay dividends or make other payments to us. For additional information regarding the regulatory restrictions applicable to PNC and its subsidiaries, see “Item 1. Business—Supervision and Regulation” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), which is incorporated by reference herein.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its common stock,
•	redeem any of its common stock,
•	purchase or acquire any of its common stock, or
•	make a liquidation payment on any of its common stock.

Other provisions

PNC’s Amended and Restated Articles of Incorporation and by-laws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s by-laws include provisions:

•	authorizing the board of directors to fix the size of the board between five and 36 directors;

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors;

•	authorizing only the board of directors or the Chairman of the board to call a special meeting of shareholders;

•	providing advance notice requirements for director nominations and business to be properly brought before a shareholder meeting; and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s Amended and Restated Articles of Incorporation vest the authority to make, amend and repeal the by-laws in the board of directors, subject to the power of its shareholders to change any such action.

Provisions of Pennsylvania law also could make it more difficult for a third party to acquire control of PNC or have the effect of discouraging a third party from attempting to control PNC. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain of the “anti-takeover” provisions. PNC has elected in its bylaws not to be covered by Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. PNC has also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable PNC to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, the following provisions of the PBCL do apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521);

•	unless the Amended and Restated Articles of Incorporation provided otherwise, action by shareholder consent must be unanimous (Section 2524);

•	shareholders are not entitled to propose an amendment to the Amended and Restated Articles of Incorporation (Section 2535);

•

certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538);

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556); and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in PNC shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

The ability of a third party to acquire PNC is also limited under applicable banking regulations. The Bank Holding Company Act requires any “bank holding company” (as defined in such act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while PNC does not have a shareholder rights plan currently in effect, under Pennsylvania law, PNC’s board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by PNC’s board of directors.

While PNC does not currently have a shareholder rights plan, commonly referred to as a “poison pill,” under Pennsylvania law, PNC’s board of directors can adopt a rights plan without shareholder approval. If adopted, a rights plan could operate to cause substantial dilution to a person or group who attempts to acquire PNC.

Certain U.S. federal tax considerations for

non-U.S. holders of our common stock

The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, non-U.S. holders who actually or constructively own or have owned five percent or more of either the total voting power or the total value of our stock, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such stock.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on sale or other disposition of common stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, which we refer to as a “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses. We believe we are not, and have not been, a USRPHC, and we do not expect to become a USRPHC.

Backup withholding, information reporting and other reporting requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of shares

J.P. Morgan Securities Inc.	20,000,016
Morgan Stanley & Co. Incorporated	20,000,016
PNC Capital Markets LLC	8,611,118
Barclays Capital Inc.	1,666,668
Citigroup Global Markets Inc.	1,666,668
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,666,668
Sandler O’Neill & Partners, L.P.	833,334
UBS Securities LLC	833,334
Keefe, Bruyette & Woods, Inc.	277,778

Total	55,555,600

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.81 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.10 per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 8,333,340 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.35 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without over-allotment exercise	With full over-allotment exercise

Per Share	$1.35	$1.35
Total	$75,000,060.00	$86,250,069.00

We estimate that our total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $550,000.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that for a period of 90 days after the date of this prospectus supplement we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock (regardless of whether any of such transactions described in clause (i) or (ii) above are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated. The foregoing restriction will not apply to (a) the shares of common stock to be issued and sold in this offering, (b) the grant or issuance of stock options or other securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants in effect on the date of this prospectus supplement, (c) sales or issuances of securities pursuant to contractually binding requirements or agreements in effect on the date of this prospectus supplement, (d) any issuance that is the result of an exchange or conversion of any class or series of capital stock for any other series of capital stock pursuant to the terms of such capital stock in effect on the date of this prospectus supplement, or (e) any issuance pursuant to the exercise of the warrant that was issued to the Department of the Treasury pursuant to its TARP Capital Purchase Program.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including, without limitation, any shares of common stock which may be deemed to be beneficially owned by such individual in accordance with SEC rules and any shares of common stock which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the applicable director or executive officer and/or a member of his or her immediate family, (c) the transfer or intestate succession to the legal representatives or a member of the immediate family of the applicable director or executive officer, (d) the sale pursuant to any existing contract, instruction or plan in effect on the date of this prospectus supplement that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (a “Plan”), (e) the establishment of any Plan, provided that no sales of common stock or securities convertible into, or exchangeable or exercisable for, common stock, shall be made pursuant to a Plan prior to the expiration of the 60-day period if such Plan was established after the date of this prospectus supplement, (f) dispositions from any grantor retained annuity trust established for the direct benefit of the applicable director or executive officer and/or a member of his or her immediate family pursuant to the terms of such trust, (g) the distribution to any partnership, corporation or limited liability company controlled by the applicable director or executive officer or by a member of his or her immediate family, (h) the disposition pursuant to an existing pledge of common stock or securities convertible into, or exchangeable or exercisable for, common stock as security for a margin account pursuant to the terms of such account, (i) the exercise pursuant to PNC’s stock option or other equity award plans currently in effect effected by means of net share settlement or by the delivery or sale of shares of common stock held by the applicable director or executive officer or transactions with PNC pursuant to PNC’s equity award plans currently in effect for full or partial payment of taxes required to be paid upon the settlement or vesting of restricted shares of, or restricted stock units settleable in, common stock or (j) dispositions to the extent such dispositions result in net proceeds to the applicable director or executive officer in an amount up to the amount of tax withheld or due from the applicable director or executive officer upon the receipt of common stock pursuant to PNC equity plans currently in effect that do not provide for delivery or sale thereof to PNC to cover such taxes; provided that, in the case of any gift, disposition, transfer or distribution pursuant to clause (a) (other than in the case of charitable gifts to not-for-profit organizations), (b), (c) or (g), each donee, transferee or distributee shall execute and deliver to the representatives a lock-up agreement containing the foregoing terms; and provided further, that, in the case of any gift, disposition, Plan or distribution pursuant to clause (a), (b), (e) or (g), no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such gift, disposition, plan or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above). For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, such officers and directors have agreed that, without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, they will not, during the period ending 60 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the New York Stock Exchange under the symbol “PNC.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions to the extent that they are in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Conflicts of interest

Our subsidiary, PNC Capital Markets LLC, is a member of the Financial Industry Regulatory Authority (“FINRA”) and is participating in the distribution of the offered securities. The distribution arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of FINRA regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with Rule 2720, no FINRA member firm may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC, may use this prospectus supplement and the attached prospectus in connection with offers and sales of the shares of common stock in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, J.P. Morgan Securities Inc. advised our board of directors in connection with the National City merger, Citigroup Global Markets Inc. and Sandler O’Neill & Partners, L.P. advised us in connection with the National City merger, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are currently advising us in connection with the pending sale of PNC Global Investment Servicing. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) no underwriter has made or will make an offer of securities described in this prospectus to the public in that Relevant Member State, except that an underwriter may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•	in any other circumstances falling within Article 3 of the EU Prospectus Directive;

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression European Union Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock of PNC may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock of PNC.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Legal matters

The validity of the shares of common stock we are offering will be passed upon for us by George P. Long, III, Esq., Senior Counsel and Corporate Secretary of PNC. Mr. Long beneficially owns or has rights to acquire, an aggregate of less than 1% of PNC’s common stock. Additionally, certain legal matters relating to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, special counsel to PNC. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2008 and 2007, and for the years then ended, incorporated in this Prospectus by reference to The PNC Financial Services Group, Inc.’s Current Report on Form 8-K dated January 15, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of National City that PNC acquired as of December 31, 2008, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 (before the effects of the retrospective adjustments to the consolidated financial statements) (not incorporated herein by reference), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to the restatement of the consolidated statement of cash flows, PNC’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.). The retrospective adjustments applied to the consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers LLP. The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 incorporated in this prospectus by reference to the January 15, 2010 Current Report on Form 8-K of PNC have been so incorporated by reference in reliance upon the reports of Deloitte & Touche LLP and PricewaterhouseCoopers LLP given upon their authority as experts in accounting and auditing.

THE PNC FINANCIAL SERVICES GROUP, INC.

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

Guarantees

PNC FUNDING CORP

Debt Securities

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. We may also issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities listed above. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. When we decide to sell a particular series of securities, we will provide the specific terms of the securities to be offered in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, PNC Capital Markets LLC and other affiliates of ours may use this prospectus in reoffers and resales in market-making transactions in any of these securities after their initial sale.

The common stock of The PNC Financial Services Group, Inc. is listed on the New York Stock Exchange under the symbol “PNC.”

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707, and its telephone number is 412-762-2000.

Investing in these securities involves certain risks. For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010) and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. See also the section called “Risk Factors” on page 4 of this prospectus.

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 15, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may sell these securities either separately or in units. We also may issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC office mentioned below under the heading “Where You Can Find More Information.”

Following the initial distribution of an offering of securities, PNC Capital Markets LLC and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions. Sales in any of these transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus or the applicable prospectus supplement, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any time subsequent to the date of such information.

In this prospectus, we use “PNC” to refer to The PNC Financial Services Group, Inc. specifically, “PNC Funding” to refer to PNC Funding Corp specifically; and “we” or “us” to refer collectively to PNC and PNC Funding, unless the context requires otherwise. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

WHERE YOU CAN FIND MORE INFORMATION

PNC files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and because we incorporate by reference future filings with the SEC later information that we file will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC and any future filings that PNC makes with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement, or if later until the date on which any of our affiliates cease offering and selling these securities:

Company SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010)

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009 Quarter ended June 30, 2009 Quarter ended September 30, 2009

Current Reports on Form 8-K	January 2, 2009 (two filings), February 13, 2009, February 19, 2009, March 3, 2009 (Item 8.01 information only), April 3, 2009, April 14, 2009, May 4, 2009, May 14, 2009, May 27, 2009 (Item 8.01 filing only), June 9, 2009, August 21, 2009, September 21, 2009, November 20, 2009, December 23, 2009 and January 15, 2010 (two filings) (one of the Current Reports filed on January 15, 2010 updates the historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 primarily to reflect updated business segment reporting disclosures)

Description of Common Stock on Form 8-A (including any amendment or report filed with the SEC for the purpose of updating this description)	September 24, 1987

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Shareholder Services

Telephone: (800) 982-7652

Email: webqueries@computershare.com

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010) which report is incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents that we file with the SEC after the date of this prospectus. See “Where You Can Find More Information.” Additional risk factors may also be set forth in any applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including information incorporated in them by reference, have statements regarding our outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality and/or other matters regarding or affecting PNC that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance. Our forward-looking statements are subject to the following principal risks and uncertainties. We provide greater detail regarding some of these factors in PNC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), filed with the SEC and available on the SEC’s website at www.sec.gov, including in the Risk Factors and Risk Management sections of those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus and any accompanying prospectus supplement or in our other filings with the SEC.

•

Our businesses and financial results are affected by business and economic conditions, both generally and specifically in the principal markets in which we operate. In particular, our businesses and financial results may be impacted by:

•	Changes in interest rates and valuations in the debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of financial markets, including such disruptions in the markets for real estate and other assets commonly securing financial products.

•	Actions by the Federal Reserve and other government agencies, including those that impact money supply and market interest rates.

•	Changes in our customers’, suppliers’ and other counterparties’ performance in general and their creditworthiness in particular.

•	Changes in levels of unemployment.

•	Changes in customer preferences and behavior, whether as a result of changing business and economic conditions or other factors.

•

A continuation of recent turbulence in significant portions of the U.S. and global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities and indirectly by affecting our counterparties and the economy generally.

•

Our business and financial performance could be impacted as the financial industry restructures in the current environment, both by changes in the creditworthiness and performance of our counterparties and by changes in the competitive and regulatory landscape.

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Given current economic and financial market conditions, our forward-looking financial statements are subject to the risk that these conditions will be substantially different than we are currently expecting. These statements are based on our current expectations that interest rates will remain low in the first half of 2010 but will move upward in the second half of the year and our view that the modest economic recovery that began last year will extend through 2010.

•

Legal and regulatory developments could have an impact on our ability to operate our businesses or our financial condition or results of operations or our competitive position or reputation. Reputational impacts, in turn, could affect matters such as business generation and retention, our ability to attract and retain management, liquidity, and funding. These legal and regulatory developments could include:

•

Changes resulting from legislative and regulatory responses to the current economic and financial industry environment, including current and future conditions or restrictions imposed as a result of our participation in the TARP Capital Purchase Program.

•

Other legislative and regulatory reforms, including broad-based restructuring of financial industry regulation as well as changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other aspects of the financial institution industry.

•	Increased litigation risk from recent regulatory and other governmental developments.

•	Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental inquiries.

•	The results of the regulatory examination and supervision process, including our failure to satisfy the requirements of agreements with governmental agencies.

•	Changes in accounting policies and principles.

•

Our issuance of securities to the US Department of the Treasury may limit our ability to return capital to our shareholders and is dilutive to PNC’s common shares. If we are unable previously to redeem the shares, the dividend rate increases substantially after five years.

•

Our business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through the effective use of third-party insurance, derivatives, and capital management techniques, and by our ability to meet evolving regulatory capital standards.

•

The adequacy of our intellectual property protection, and the extent of any costs associated with obtaining rights in intellectual property claimed by others, can impact our business and operating results.

•	Our ability to anticipate and respond to technological changes can have an impact on our ability to respond to customer needs and to meet competitive demands.

•	Our ability to implement our business initiatives and strategies could affect our financial performance over the next several years.

•	Competition can have an impact on customer acquisition, growth and retention, as well as on our credit spreads and product pricing, which can affect market share, deposits and revenues.

•

Our business and operating results can also be affected by widespread natural disasters, terrorist activities or international hostilities, either as a result of the impact on the economy and capital and other financial markets generally or on us or on our customers, suppliers or other counterparties specifically.

•

Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our equity interest in BlackRock, Inc. are discussed in more detail in BlackRock’s filings with the SEC, including in the Risk Factors sections of BlackRock’s reports. BlackRock’s SEC filings are accessible on the SEC’s website and on or through BlackRock’s website at www.blackrock.com. This material is referenced for informational purposes only and should not be deemed to constitute a part of this prospectus or any prospectus supplement.

In addition, our acquisition of National City Corporation (“National City”) on December 31, 2008 presents us with a number of risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired businesses into PNC. These risks and uncertainties include the following:

•

The anticipated benefits of the transaction, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•

Our ability to achieve anticipated results from this transaction is dependent on the state going forward of the economic and financial markets, which have been under significant stress recently. Specifically, we may incur more credit losses from National City’s loan portfolio than expected. Other issues related to achieving anticipated financial results include the possibility that deposit attrition or attrition in key client, partner and other relationships may be greater than expected.

•

Legal proceedings or other claims made and governmental investigations currently pending against National City, as well as others that may be filed, made or commenced relating to National City’s business and activities before the acquisition, could adversely impact our financial results.

•

Our ability to achieve anticipated results is also dependent on our ability to bring National City’s systems, operating models and controls into conformity with ours and to do so on our planned time schedule. The integration of National City’s business and operations into PNC, which will include conversion of National City’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to National City’s or PNC’s existing businesses. PNC’s ability to integrate National City successfully may be adversely affected by the fact that this transaction will result in PNC entering several markets where PNC did not previously have any meaningful retail presence.

In addition to the National City transaction, we grow our business from time to time by acquiring other financial services companies. Acquisitions in general present us with risks, in addition to those presented by the nature of the business acquired, similar to some or all of those described above relating to the National City acquisition.

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. As described further below PNC acquired National City on December 31, 2008.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, residential mortgage banking and global investment servicing, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Missouri, Virginia, Delaware, Washington, DC and Wisconsin. PNC also provides certain investment servicing internationally.

On December 31, 2008, PNC acquired National City for approximately $6.1 billion. The total consideration included approximately $5.6 billion of PNC common stock, $150 million of preferred stock, and cash paid to warrant holders by National City.

PNC completed the acquisition primarily by issuing approximately 95 million shares of PNC common stock. In accordance with purchase accounting methodologies, National City Bank’s balance sheet was adjusted to fair value at which time the bank was under-capitalized from a regulatory perspective. However, PNC’s consolidated balance sheet remained well-capitalized and liquid.

On December 31, 2008 PNC issued to the US Department of the Treasury $7.6 billion of preferred stock together with a warrant to purchase shares of common stock of PNC, in accordance with the terms of the TARP Capital Purchase Program. These proceeds were used to enhance National City Bank’s regulatory capital position to well-capitalized in order to continue serving the credit and deposit needs of existing and new customers. On a consolidated basis, these proceeds also resulted in further improvement to our liquidity and capital positions.

We completed the required divestiture of 61 of National City Bank’s branches including $4.1 billion of deposits and $.8 billion of loans by September 4, 2009. We merged National City Bank into PNC Bank, National Association (“PNC Bank”) on November 6, 2009.

PNC stock is listed on the New York Stock Exchange under the symbol “PNC.” As of September 30, 2009, PNC had total consolidated assets of approximately $271.4 billion, total consolidated deposits of approximately $183.8 billion and total consolidated shareholders’ equity of approximately $28.9 billion. PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

PNC FUNDING CORP

PNC Funding is a wholly owned indirect subsidiary of PNC. PNC Funding was incorporated under Pennsylvania law in 1972 and is engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC.

PNC Funding’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following unaudited table presents the consolidated ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K for The PNC Financial Services Group, Inc. and subsidiaries. You should read these ratios in conjunction with exhibit 12.1 and the other information in our Quarterly Report on Form 10-Q for the period ended September 30, 2009, which report is incorporated by reference in this prospectus.

	Nine months ended September 30, 2009	Year Ended December 31
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges
Excluding interest on deposits	2.46x	2.08x	2.44x	5.64x	3.93x	5.86x
Including interest on deposits	1.65	1.45	1.55	2.60	2.18	3.06

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

The following unaudited table presents the consolidated ratio of earnings to fixed charges and preferred stock dividends as defined in Item 503(d) of Regulation S-K for The PNC Financial Services Group, Inc. and subsidiaries. You should read these ratios in conjunction with exhibit 12.2 and the other information in our Quarterly Report on Form 10-Q for the period ended September 30, 2009, which report is incorporated by reference in this prospectus.

	Nine months ended September 30, 2009	Year Ended December 31
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred stock dividends
Excluding interest on deposits	1.80x	2.02x	2.44x	5.63x	3.93x	5.84x
Including interest on deposits	1.42	1.44	1.55	2.60	2.18	3.06

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we will apply the net proceeds from the sale of the securities for general corporate purposes, which may include:

•	advances to PNC (in the case of PNC Funding) and its subsidiaries to finance their activities,

•	financing of possible future acquisitions,

•	repayment or redemption of outstanding indebtedness,

•	redemption of outstanding warrants, and

•	repurchases of issued and outstanding shares of common and/or preferred stock.

Until we use the net proceeds for these purposes, we will use the net proceeds to reduce our short term indebtedness or for temporary investments. We expect that we may from time to time engage in additional financings of a character and in amounts to be determined. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by any selling security holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section describes the general terms and provisions of the debt securities that PNC Funding may offer, and the guarantees of those debt securities by PNC. The debt securities may be either senior debt securities, subordinated debt securities or convertible senior debt securities. The prospectus supplement will describe the specific terms of the debt securities and guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities and guarantees.

The debt securities will be issued under:

•

an indenture, dated as of December 1, 1991, as supplemented by a supplemental indenture dated as of February 15, 1993, a second supplemental indenture dated as of February 15, 2000, a third supplemental indenture dated as of December 19, 2008, a fourth supplemental indenture dated as of December 19, 2008 and a fifth supplemental indenture dated as of March 31, 2009, a copy of which has been filed with the SEC. The Bank of New York Mellon, successor to The Bank of New York, successor to JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to the Manufacturers Hanover Trust Company, is the trustee under the indenture, unless a different trustee for a series of debt securities is named in the prospectus supplement; or

•

in the case of convertible senior debt securities, an indenture, dated as of June 30, 2005, with The Bank of New York Mellon, successor to The Bank of New York, successor to JPMorgan Chase Bank, N.A., as trustee, for convertible senior debt securities.

For each series of debt securities, a supplemental indenture may be entered into among PNC Funding, PNC and the trustee or such other trustee as may be named in the prospectus supplement relating to that series of debt securities.

We have summarized the material terms and provisions of the indentures in this section. We encourage you to read the indentures for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions. If the section reference to each indenture is the same, you will see one parenthetical reference. If the section references differ, the second parenthetical refers to the June 30, 2005 indenture under which the convertible senior debt securities can be issued. Differences between the indentures are also discussed, where applicable. Because the convertible debt securities will be senior debt securities, the indenture under which the senior convertible debt securities may be issued does not include sections discussing subordination and the related definitions.

Debt Securities in General

The debt securities will be unsecured obligations of PNC Funding. The indenture does not limit the amount of debt securities that we may issue from time to time in one or more series. (Section 3.01) The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 3.01) Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities,

•	the aggregate principal amount of the debt securities,

•	the purchase price of the debt securities,

•	the date or dates on which debt securities may be issued,

•	the date or dates on which the principal of and premium on the debt securities will be payable,

•	if the debt securities will be interest bearing:

•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue,

•	the record and interest payment dates for the debt securities,

•	the first interest payment date,

•	any circumstances under which we may defer interest payments,

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable,

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,

•

whether payment of the principal of, premium, and interest on, the debt securities will be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by holders,

•	any events of default which will apply to the debt securities that differ from those contained in the indenture,

•	whether the debt securities will be issued in registered form or in bearer form, or in both registered form and bearer form,

•	the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,

•

whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of PNC common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions,

•	whether the debt securities of such series will be issued as a global security and, if so, the identity of the depositary for such series,

•	any trustees, paying agents, transfer agents or registrars for the debt securities,

•	any special federal income tax considerations applicable to the debt securities, and

•	any other terms of such debt securities.

We intend for any subordinated debt securities offered to be included as regulatory capital under Federal Reserve Board interpretations.

If any of the debt securities are sold for, or if the principal of or any interest on any series of debt securities is payable in, foreign currencies or foreign currency units, the relevant restrictions, elections, tax consequences, specific terms and other information will be set forth in the prospectus supplement.

Although the indenture provides that we may issue debt securities in registered form, with or without coupons, or in bearer form, each series of debt securities will be issued in fully registered form unless the prospectus supplement provides otherwise. Debt securities that are not registered as to interest will have coupons attached, unless issued as original issue discount securities. The indenture under which convertible senior debt securities may be issued does not provide for the issuance of securities with coupons.

The principal of, and premium and interest on, fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. PNC Funding also has the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on any debt securities in other forms will be payable in the manner and at the place or places as may be designated by PNC Funding and specified in the prospectus supplement. (Sections 3.01 and 5.01) (Sections 3.01 and 10.01)

You may exchange or transfer the debt securities at the corporate trust office of the trustee for the series of debt securities or at any other office or agency maintained by us for those purposes. You may transfer bearer debt securities by delivery. We will not require payment of a service charge for any transfer or exchange of the debt securities, but PNC Funding may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 3.05)

Unless the prospectus supplement provides otherwise, each series of the debt securities will be issued only in denominations of $1,000 or any integral multiple thereof and payable in dollars. (Section 3.02) Under the indenture, however, debt securities may be issued in any denomination and payable in a foreign currency or currency unit. (Section 3.01)

We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

Senior Debt Securities

The senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC Funding.

“Senior indebtedness of PNC Funding” means the principal of, and premium and interest on, (i) all “indebtedness for money borrowed” of PNC Funding whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness. The following indebtedness of PNC Funding, however, is not considered to be senior indebtedness of PNC Funding:

•	5 1/4% Subordinated Notes Due 2015 and 5.625% Subordinated Notes due 2017.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, PNC Funding for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

There is no limitation on PNC Funding creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC Funding. The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC Funding. (Section 12.01) In certain events of insolvency of PNC Funding, the subordinated debt securities will also be effectively subordinated in right of payment to all “other company obligations” and will be subject to an obligation of PNC Funding to pay any “excess proceeds” (as defined in the indenture) to creditors in respect of any unpaid “other company obligations.” (Section 12.13).

“Other company obligations” means obligations of PNC Funding associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which PNC Funding incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC Funding. (Section 1.01)

Upon the liquidation, dissolution, winding up, or reorganization of PNC Funding, PNC Funding must pay to the holders of all senior indebtedness of PNC Funding the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC Funding has made those payments on the senior indebtedness:

•

(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then

•

PNC Funding shall first use such excess proceeds to pay in full all such “other company obligations” before PNC Funding makes any payment in respect of the subordinated debt securities. (Section 12.02)

In addition, PNC Funding may not make any payment on the subordinated debt securities in the event:

•	PNC Funding has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC Funding, or

•

any event of default with respect to any senior indebtedness of PNC Funding has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.03)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of the subordinated debt securities may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations” and other creditors of PNC Funding. (Sections 12.01, 12.02, 12.03, and 12.13)

PNC Funding’s obligations under the subordinated debt securities will rank equally in right of payment with each other, subject to the obligations of the holders of subordinated debt securities to pay over any excess proceeds to creditors in respect of “other company obligations” as provided in the indenture. (Section 12.13)

Guarantees in General

PNC will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. (Section 3.12) (Section 3.11)

PNC is a holding company that conducts substantially all its operations through subsidiaries. As a result, claims of the holders of the guarantees will generally have a junior position to claims of creditors of PNC’s subsidiaries (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries.

Guarantees of Senior Debt Securities

The guarantees of senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC.

“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on, (i) all “indebtedness for money borrowed” of PNC, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness of PNC. (Section 1.01) PNC’s guarantee of the following indebtedness of PNC Funding outstanding as of the date of this prospectus, however, is not considered to be senior indebtedness of PNC:

•	5 1/4% Subordinated Notes Due 2015 and 5.625% Subordinated Notes due 2017.

The 4.625% Subordinated Notes due 2013 originally issued by Mercantile Bankshares Corporation, which are obligations of PNC, are also not considered senior indebtedness of PNC. Additionally, the 6.875% Subordinated Notes due 2019 originally issued by National City Corporation, which are obligations of PNC, are also not considered senior indebtedness of PNC.

The term “indebtedness for money borrowed” means

•	any obligation of, or any obligation guaranteed by, PNC for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

“Senior indebtedness of PNC” includes PNC’s guarantee of any outstanding senior notes of PNC Funding, any senior notes that are direct obligations of PNC, including those obligations assumed by PNC upon the closing of the acquisition of National City and PNC’s guarantee of any outstanding commercial paper issued by PNC Funding. There is no limitation under the indenture on the issuance of additional senior indebtedness of PNC.

Guarantees of Subordinated Debt Securities

The guarantees of the subordinated debt securities (“subordinated guarantees”) will be subordinated in right of payment to all senior indebtedness of PNC. (Section 12.04) In certain events of insolvency of PNC, the subordinated guarantees will also be effectively subordinated in right of payment to all “other guarantor obligations” (as defined in the indenture). (Section 12.05) “Other guarantor obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC. (Section 1.01)

Upon the liquidation, dissolution, winding up, or reorganization of PNC, PNC must pay to the holders of all senior indebtedness of PNC the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC has made those payments on the senior indebtedness:

•

(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other guarantor obligations” have not received their full payments, then

•	PNC shall first use such excess proceeds to pay in full all such “other guarantor obligations” before PNC makes any payment in respect of the subordinated debt securities. (Section 12.05)

In addition, PNC may not make any payment on the subordinated debt securities in the event:

•	PNC has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC, or

•	any event of default with respect to any senior indebtedness of PNC has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.06)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of subordinated guarantees of PNC may recover less, ratably, than holders of senior indebtedness of PNC, “other guarantor obligations” (as defined in the indenture) and other creditors of PNC. (Section 3.12, 12.04, 12.05, 12.06 and 12.14)

As provided in the indenture, in the event of insolvency of PNC, the holders of the subordinated guarantees are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations” (as defined in the indenture).

The subordinated guarantees will also rank equally in right of payment with PNC’s guarantee of the following subordinated notes of PNC Funding as of the date of this prospectus:

•	5 1/4% Subordinated Notes Due 2015 and 5.625% Subordinated Notes due 2017.

As with holders of the subordinated guarantees, the holders of the foregoing guarantees of the subordinated notes of PNC Funding are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations.” Therefore, in the event of insolvency of PNC, holders of the subordinated guarantees will recover the same, ratably, as holders of PNC’s guarantees of such subordinated notes of PNC Funding.

The subordinated guarantees will also rank equally with the 4.625% Subordinated Notes due 2013 originally issued by Mercantile Bankshares Corporation, which are obligations of PNC, and the 6.875% Subordinated Notes due 2019 originally issued by National City Corporation, which are obligations of PNC.

PNC’s junior subordinated debentures, discussed below, rank junior to the subordinated guarantees.

Effect of Subordination Provisions

By reason of the subordination provisions described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC Funding, holders of subordinated notes may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations.” Holders of subordinated notes may also recover less, ratably, than other creditors of PNC Funding. Similarly, holders of subordinated guarantees may recover less, ratably, than holders of senior indebtedness of PNC and “other guarantor obligations,” and may also recover less, ratably, than holders of other creditors of PNC.

Certain Covenants

The indenture contains certain covenants that impose various restrictions on us and, as a result, afford the holders of debt securities certain protections. The section below provides a description of the covenants. You should review the full text of the covenants to be able to evaluate the covenants.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, for so long as any senior debt securities or convertible senior debt securities are issued and outstanding, PNC will continue directly or indirectly to own and thus serve as the holding company for its “principal subsidiary banks.” When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by the board of directors of PNC, or

•

any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, PNC’s only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.

The indenture prohibits PNC, unless debtholder consent is obtained from the holders of senior debt securities and convertible senior debt securities, from:

•	selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of such transactions and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, PNC would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•	transactions required as a condition imposed by any governmental authority to the acquisition by PNC, directly or indirectly, or any other corporation or entity if thereafter,

•	PNC would own at least 80% of the voting shares of the other corporation or entity,

•	the consolidated banking assets of PNC would be at least equal to those prior thereto, and

•	the board of directors of PNC shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by PNC, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC. (Section 5.06) (Section 10.06)

PNC must only comply with this covenant if there are outstanding senior debt securities and a breach of this covenant is not a default with respect to subordinated debt securities.

Ownership of PNC Funding

The indenture contains a covenant that, so long as any of the debt securities are outstanding, PNC will continue to own, directly or indirectly, all of the outstanding voting shares of PNC Funding. (Section 5.07) (Section 10.07)

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve PNC’s direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The indenture prohibits PNC and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, PNC may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation. (Section 5.08) (Section 10.08)

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving PNC Funding or PNC by requiring any successor to PNC Funding or PNC to assume the predecessor’s obligations under the indenture. In addition, the covenant prohibits such transactions if they would result in an event of default, a default or an event which could become an event of default or a default under the indenture. PNC Funding or PNC may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation organized under the laws of any domestic jurisdiction, if:

•

the successor corporation assumes all obligations of PNC Funding or PNC, as the case may be, under the debt securities and the guarantees and under the indenture and for convertible debt securities provides for conversion rights in accordance with the terms of the indenture,

•	immediately after the transaction, no event of default or default, and no event which, after notice or lapse of time, would become an event of default or default, exists, and

•	certain other conditions are met. (Sections 10.01 and 10.03) (Sections 8.01 and 8.03)

The indenture does not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

We and the trustee may modify the indenture with the consent of the holders of the majority in aggregate principal amount of outstanding debt securities of each series affected by the modification. The following modifications and amendments, however, will not be effective against any holder without the consent of the holder of each security:

•	change the stated maturity of any payment of principal or interest,

•	reduce the principal amount of, or the premium, if any, or the interest on such debt security,

•	reduce the portion of the principal amount of an original issue discount debt security, payable upon acceleration of the maturity of that debt security,

•	change the place or places where, or the currency in which, any debt security or any premium or interest is payable,

•	impair the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,

•

reduce the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture, or

•	modify or affect the terms and conditions of the guarantees in any manner adverse to the holder. (Section 9.02)

We and the trustee may modify and amend the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to PNC Funding or PNC,

•	to provide for the acceptance of appointment of a successor trustee,

•	to add to the covenants of PNC Funding or PNC for the benefit of the holders of debt securities,

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of debt securities in any material respect,

•	to secure the debt securities under applicable provisions of the indenture,

•	to establish the form or terms of debt securities,

•	to permit the payment in the United States of principal, premium or interest on unregistered securities, or

•	to provide for the issuance of uncertificated debt securities in place of certificated debt securities. (Section 9.01)

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank,” “Ownership of PNC Funding” and “Restriction on Liens.” (Section 5.09) (Section 10.09) If there are no senior debt securities outstanding, PNC may omit to comply with the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” without obtaining a waiver from the holders of subordinated debt securities. (Section 5.10) Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities. The covenant concerning certain reports required by federal law may not be waived.

Events of Default, Defaults, Waivers

The indenture defines an event of default with respect to any series of senior debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of either of us or any principal subsidiary bank, or

•	any other event of default specified in the supplemental indenture under which such senior debt securities are issued or in the form of security for such securities. (Section 7.01(a)) (Section 5.01)

The indenture defines an event of default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC or any principal subsidiary bank, or any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. (Section 7.01(b)) There is no right of acceleration in the case of events involving the bankruptcy, insolvency or reorganization of PNC Funding or of a default in the payment of principal, interest, premium, if any, or any sinking fund payment with respect to a series of subordinated debt securities or in the case of a default in the performance of any other covenant of PNC Funding or PNC in the indenture. Accordingly, payment of principal of any series of subordinated debt may be accelerated only in the case of the bankruptcy or reorganization of PNC or any principal subsidiary bank.

If an event of default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and waive certain defaults. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default or event of default, except a payment default, or a past default or event of default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. (Sections 7.02, 7.08 and 7.13) (Sections 5.02, 5.08 and 5.13)

The indenture defines a default with respect to any series of subordinated debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of security for such securities, or

•	events involving the bankruptcy, insolvency or reorganization of PNC Funding. (Section 7.01(c))

A breach of the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” will not result in a default with respect to any series of subordinated debt securities. (Sections 7.01(b) and (c))

Other than its duties in the case of an event of default or a default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee reasonable security or indemnity. If reasonable indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series. (Sections 8.03 and 7.12) (Sections 6.03 and 5.12)

The indenture provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of any debt security of any series, PNC Funding will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal and interest. The indenture further provides that if PNC Funding fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection. (Section 7.03) (Section 5.03)

The indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders. (Sections 5.04 and 8.02) (Sections 10.04 and 6.02)

The holder of any debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing event of default or default with respect to debt securities of that series,

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding,

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and

•	the trustee has not started such proceeding within 60 days after receiving the request. (Section 7.07) (Section 5.07)

The holder of any debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security when due and to institute suit to enforce any such payment. (Section 7.08) (Section 5.08)

Convertibility

The convertible senior debt securities may, at the option of the holder, be converted into common stock of PNC in accordance with the term of such series. (Section 14.01) You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible senior debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities.

Defeasance

Senior and Subordinated Debt Securities Other than Convertible Senior Debt Securities

In the case of debt securities other than convertible senior debt securities and except as may otherwise be provided in any applicable prospectus supplement, the indenture provides that we will be discharged from our obligations under the debt securities of a series at any time prior to the stated maturity or redemption thereof when we have irrevocably deposited in trust with the trustee money and/or government securities which through the payment of principal and interest in accordance with their terms will provide sufficient funds, without reinvestment, to repay in full the debt securities of such series. Deposited funds will be in the currency or currency unit in which the debt securities are denominated. Deposited government securities will be direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call. Upon such discharge, the holders of the debt securities of such series will no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series, and replacement of lost, stolen or mutilated debt securities, and may look only to such deposited funds or obligations for payment. (Sections 11.01 and 11.02)

For federal income tax purposes, the deposit and discharge may, depending on a variety of factors, result in a taxable gain or loss being recognized by the holders of the affected debt securities. You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax laws.

Convertible Senior Debt Securities

We may choose to defease the convertible senior debt securities in one of two ways as follows. If we do so choose, we will state that in the prospectus supplement.

(1) Full Defeasance. We may terminate or “defease” our obligations under the indenture of any series of convertible senior debt securities, provided that certain conditions are met, including:

•

we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates;

•

there must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security. Under current tax law you could recognize gain or loss; and

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert your debt security remains after defeasance.

(2) Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called

“covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. (Sections 13.01-13.06)

Governing Law

The indenture provides that the debt securities and the guarantees will be governed by, and construed, in accordance with, the laws of the Commonwealth of Pennsylvania. (Section 1.13) (Section 1.12).

Global Securities

Registered Securities

Unless we specify otherwise in the applicable supplement, we will issue the debt securities in registered, and not bearer, form. This means that our obligation runs to the holder of the debt security named on the face of the debt security. Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities.

We refer to those persons who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry, form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement, we will issue each debt security in global, or book-entry, form. This means that we will not issue actual notes to investors. Instead, we will issue global debt securities in registered form representing the entire issuance of debt securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because debt securities issued in global form are registered in the name of the depositary, we will recognize only the depositary as the holder of the debt securities. This means that we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the debt securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own debt securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities. The depositary will not have knowledge of the actual beneficial owners of the debt securities.

Book-Entry System

The depositary will be The Depository Trust Company, known as DTC, unless otherwise identified in the prospectus supplement relating to the series. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary for such global security or any nominee thereof to a successor of such depositary or a nominee of such successor. (Section 2.05).

If DTC is the depositary for a series of debt securities, the series will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global security will be issued for each series of debt securities, in the aggregate principal amount of the series, and will be deposited with DTC. If, however, the aggregate principal amount of the series of debt securities exceeds $500 million, one global security will be issued with respect to each $500 million of principal amount and an additional global security will be issued with respect to any remaining principal amount of the series.

DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides custody and asset servicing for approximately 3.5 million securities issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation known as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC has Standard & Poor’s highest rating: AAA/A-1+. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of

Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the global securities, and that DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any series of debt securities is redeemable, we will send redemption notices to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for a series of debt securities will indicate whether such series is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

A beneficial owner must give any required notice of its election to have its debt securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its debt securities by causing the direct participant to transfer its interest in the debt securities on DTC’s records. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered debt securities to the applicable trustee or agent’s DTC account.

Principal and interest payments on the global securities deposited with DTC will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC or PNC Funding, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the trustee, who unless otherwise indicated in the applicable prospectus supplement, will be PNC Funding’s paying agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of PNC Funding, PNC, the trustee, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of debt securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

If DTC is at any time unwilling, unable or ineligible to continue as the depositary and a successor depositary is not appointed by PNC Funding, PNC Funding will issue certificated debt securities for each series in definitive form in exchange for each global security. If PNC Funding determines not to have a series of debt securities represented by a global security, which it may do, it will issue certificated debt securities for such series in definitive form in exchange for the global security. In either instance, a beneficial owner will be entitled to physical delivery of certificated debt securities for such series in definitive form equal in principal amount to such beneficial owner’s beneficial interest in the global security and to have such certificated debt securities for such series registered in such beneficial owner’s name. Certificated debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the debt securities through either DTC (in the United States), Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

We have provided the descriptions of the operations and procedures of DTC, Clearstream, Luxembourg and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We and the paying agent do not take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream, Luxembourg and Euroclear or their participants directly to discuss these matters.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Clearance and Settlement Procedures

Unless otherwise mentioned in the relevant prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions that are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Regarding the Trustee

In the ordinary course of business, we may maintain lines of credit with one or more trustees for a series of debt securities and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign Under Certain Circumstances

PNC Funding may issue both senior and subordinated debt securities under the indenture. Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act of 1939, as amended, with respect to any trustee who serves as trustee for both senior and subordinated debt securities. In addition, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with PNC Funding or PNC, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the subordinated debt securities or the senior debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

DESCRIPTION OF COMMON STOCK

General

As of the date of the prospectus, PNC is authorized to issue 800,000,000 shares of common stock.

The following summary is not complete. You should refer to the applicable provisions of PNC’s Amended and Restated Articles of Incorporation, which you can find as Exhibit 3.1 of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), including the statements with respect to shares pursuant to which the outstanding series of preferred stock were issued and any additional series may be issued and to the Pennsylvania Business Corporation Law, or PBCL, for a complete statement of the terms and rights of the common stock.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

In the event of dissolution or winding up of the affairs of PNC, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The board of directors of PNC may, except as otherwise required by applicable law or the rules of the New York Stock Exchange, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the board of directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Services, LLC Chicago, Illinois, is the transfer agent and registrar for PNC’s common stock. The shares of common stock are listed on the New York Stock Exchange under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Dividends

Holders of PNC’s common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The payment of future dividends is subject to the discretion of our board of directors which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. We are incorporated in Pennsylvania and governed by the PBCL. PNC’s board of directors may not pay or set apart dividends on common stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment. Under the PBCL, PNC cannot pay dividends if, after giving effect to the dividend payments, it would be unable to pay its debts as they become due in the usual course of its business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends. Furthermore, the Federal Reserve, in its expectation that a bank holding company act as a source of financial strength to its subsidiary banks, has reiterated the requirement to inform and consult with the Federal Reserve before paying dividends that could raise safety and soundness concerns.

The terms of each of PNC’s outstanding series of preferred stock, including the terms of the senior preferred stock we issued to the US Department of the Treasury, prohibit us from paying dividends with respect to PNC’s common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid. In addition, due to PNC’s participation in the US Department of the Treasury’s Capital Purchase Program, until the earlier of December 31, 2011 and the date as of which PNC has redeemed all of the Series N Preferred Stock or the US Department of the Treasury has transferred all of the Series N Preferred Stock to third parties, we will not be able to increase the dividends on PNC’s common stock above $0.66 per common share per quarter without the consent of the US Department of the Treasury. Any increase in dividends while PNC remains subject to these restrictions would depend on the status of our efforts to put ourselves into position to redeem the US Department of the Treasury’s investment in PNC.

Dividends from PNC’s subsidiary banks are the primary source of funds for payment of dividends to PNC stockholders and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. PNC is a holding company that conducts substantially all of its operations through its bank subsidiaries and other subsidiaries. As a result, PNC’s ability to make dividend payments on the common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors. For additional information regarding the regulatory restrictions applicable to PNC and its subsidiaries, see “Item 1. Business—Supervision and Regulation” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by our Current Report on Form 8-K filed on January 15, 2010), which is incorporated by reference herein.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its common stock,

•	redeem any of its common stock,

•	purchase or acquire any of its common stock, or

•	make a liquidation payment on any of its common stock.

Other Provisions

PNC’s Amended and Restated Articles of Incorporation and bylaws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s bylaws include provisions:

•	authorizing the board of directors to fix the size of the board between five and 36 directors,

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the board of directors or the Chairman of the board to call a special meeting of shareholders,

•	providing advance notice requirements for director nominations and business to be properly brought before a shareholder meeting, and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s Amended and Restated Articles of Incorporation vest the authority to make, amend and repeal the bylaws in the board of directors, subject to the power of its shareholders to change any such action.

Provisions of Pennsylvania law also could make it more difficult for a third party to acquire control of PNC or have the effect of discouraging a third party from attempting to control PNC. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain of the “anti-takeover” provisions. PNC has elected in its bylaws not to be covered by Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. PNC has also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable PNC to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, the following provisions of the PBCL do apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the Amended and Restated Articles of Incorporation provided otherwise, action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the Amended and Restated Articles of Incorporation (Section 2535),

•

certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in PNC shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

The ability of a third party to acquire PNC is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 (the “Bank Holding Company Act”) requires any “bank holding company” (as defined in such act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while PNC does not have a shareholder rights plan currently in effect, under Pennsylvania law, PNC’s board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by PNC’s board of directors.

While PNC does not currently have a shareholder rights plan, commonly referred to as a “poison pill,” under Pennsylvania law PNC’s board of directors can adopt a rights plan without shareholder approval. If adopted, a rights plan could operate to cause substantial dilution to a person or group who attempts to acquire PNC.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of PNC’s preferred stock that may be offered by this prospectus as well as the specific terms of our outstanding series of preferred stock and certain terms of our authorized but unissued series of preferred stock. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of PNC’s Amended and Restated Articles of Incorporation. You should read PNC’s Amended and Restated Articles of Incorporation, which includes the designations relating to each series of the preferred stock for additional information before you buy any preferred stock.

General

PNC’s authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share as reflected in PNC’s Amended and Restated Articles of Incorporation. The board of directors of PNC is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the PNC board may determine at the time of issuance.

The rights of the holders of PNC’s common stock are subject to any rights and preferences of the outstanding series of preferred stock and the preferred stock offered in this prospectus. In addition, the rights of the holders of PNC’s common stock and any outstanding series of PNC’s preferred stock, would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.

The existence of authorized but unissued preferred stock could have the effect of discouraging an attempt to acquire control of PNC. For example, preferred stock could be issued to persons, firms or entities known to be friendly to management.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its preferred stock,

•	redeem any of its preferred stock,

•	purchase or acquire any of its preferred stock, or

•	make a liquidation payment on any of its preferred stock.

Terms of Preferred Stock

General

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with PNC’s currently existing series of preferred stock, described below, and each other series of preferred stock of PNC outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by PNC. Unless otherwise specified in the applicable prospectus supplement, Computershare Investor Services, LLC, Chicago, IL, will be the transfer agent and registrar for the preferred stock.

Because PNC is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent PNC may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

PNC may elect to offer depositary shares evidenced by depositary receipts. If PNC so elects, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of the preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends

The holders of the preferred stock will be entitled to receive dividends, if declared by the PNC board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. PNC will pay dividends to the holders of record as they appear on the stock books of PNC on the record dates fixed by the PNC board or a duly authorized committee thereof. PNC may pay dividends in the form of cash, preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.

Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of stock PNC issues that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.

The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the PNC board does not declare a dividend payable on a dividend payment date on any noncumulative preferred stock, then the holders of that noncumulative preferred stock will not be entitled to receive a dividend for that dividend period, and PNC will have no obligation to pay any dividend for that dividend period, even if the PNC board declares a dividend on that series payable in the future. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.

The PNC board will not declare and pay a dividend on PNC’s common stock or on any class or series of stock of PNC ranking subordinate as to dividends to a series of preferred stock (other than dividends payable in common stock or in any class or series of stock of PNC ranking subordinate as to dividends and assets to such series), until PNC has paid in full dividends for all past dividend periods on all outstanding senior ranking cumulative preferred stock and has declared a current dividend on all preferred stock ranking senior to that series. If PNC does not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.

Voting

Except as provided in this prospectus or in the applicable prospectus supplement, or as required by applicable law, the holders of preferred stock will not be entitled to vote. Except as otherwise required by law or provided by the PNC board and described in the applicable prospectus supplement, holders of preferred stock having voting rights and holders of common stock vote together as one class. Holders of preferred stock do not have cumulative voting rights.

If PNC has failed to pay, or declare and set apart for payment, dividends on all outstanding shares of preferred stock in an amount that equals six quarterly dividends at the applicable dividend rate for such preferred stock, whether or not cumulative, then the number of directors of PNC will be increased by two at the first annual meeting of shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of all outstanding preferred stock voting together as a class will be entitled to elect those two additional directors to hold office for a term of one year. Upon such payment, or declaration and setting apart for payment, in full, the terms of the two additional directors will end, and the number of directors of PNC will be reduced by two, and such voting rights of the holders of preferred stock will end, subject to increase in the number of directors as described above and to revesting of this voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as described above.

Unless PNC receives the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, PNC will not:

•	create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or

•

change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.

If any change to the rights of the preferred stock will affect any particular series materially and adversely as compared to any other series of preferred stock, PNC first must obtain the consent of the holders of at least two-thirds of the outstanding shares of that particular series of preferred stock.

The holders of the preferred stock of a series will not be entitled to participate in any vote regarding a change in the rights of the preferred stock if PNC makes provision for the redemption of all the preferred stock of such series. See “Redemption by PNC” below. PNC is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.

Voting Rights Under Pennsylvania Law. The PBCL attaches mandatory voting rights to preferred stock in connection with certain amendments to PNC’s Amended and Restated Articles of Incorporation, under which the holders of preferred stock of a particular series would be entitled to vote as a class if the amendment would:

•	authorize our board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class;

•	make any changes in the preferences, limitations or special rights (other than preemptive rights or the rights to vote cumulatively) of the shares of a class or series adverse to the class or series;

•	authorize a new class or series of shares having a preference as to dividends or assets that is senior to the shares of a class or series;

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series; or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata, by lot or otherwise equitable.

Holders of outstanding shares of preferred stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in PNC’s Amended and Restated Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Liquidation of PNC

In the event of the voluntary or involuntary liquidation of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution is made to the holders of common stock or of any class or series of stock of PNC ranking subordinate to that series, in the amount fixed by the PNC board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends.

Redemption by PNC

PNC may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.

PNC may acquire preferred stock from time to time at the price or prices that PNC determines. If cumulative dividends, if any, payable for all past quarterly dividend periods have not been paid, or declared and set apart for payment, in full, PNC may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.

Redemption of preferred stock is generally subject to prior regulatory approval.

Conversion

The prospectus supplement may set forth the rights, if any, for a holder of preferred stock to convert that preferred stock into common stock or any other class of capital securities of PNC.

Preferred Stock Currently Outstanding

As of the date of this prospectus, PNC’s board of directors has authorized the issuance of:

•	98,583 shares of $1.80 Cumulative Convertible Preferred Stock, Series A, with a per share liquidation preference of $40.00 (of which 6,233 were outstanding as of December 31, 2009);

•	38,542 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40.00 (of which 1,105 were outstanding as of December 31, 2009);

•	1,433,935 shares of $1.60 Cumulative Convertible Preferred Stock, Series C, with a per share liquidation preference of $20.00 (of which 118,108 were outstanding as of December 31, 2009);

•	1,766,140 shares of $1.80 Cumulative Convertible Preferred Stock, Series D, with a per share liquidation preference of $20.00 (of which 167,841 were outstanding as of December 31, 2009);

•

338,100 shares of $2.60 Cumulative Nonvoting Preferred Stock, Series E, with a per share liquidation preference of $27.75 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock);

•

6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F, with a per share liquidation preference of $50.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock);

•

450,000 shares of Junior Participating Preferred Stock, Series G associated with our rights plan under which the outstanding rights expired on February 28, 2007, and the shareholders’ rights plan pursuant to which such rights were issued was of no further force or effect;

•	7,500 shares of 7.00% Non-Cumulative Preferred Stock, Series H, with a per share liquidation preference of $100,000 (of which none are currently outstanding);

•	5,000 shares of Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, with a per share liquidation preference of $100,000 (of which none are currently outstanding);

•	3,750 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J, with a per share liquidation preference of $100,000 (of which none are currently outstanding);

•

50,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, with a per share liquidation preference of $10,000 (“Series K Preferred Stock”) (of which 50,000 were outstanding as of December 31, 2009);

•

1,725 shares of 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, with a per share liquidation preference of $100,000 (“Series L Preferred Stock”) (of which 1,500 were outstanding as of December 31, 2009);

•	5,751 shares of Non-Cumulative Perpetual Preferred Stock, Series M, with a per share liquidation preference of $100,000 (“Series M Preferred Stock”) (of which none are currently outstanding); and

•

75,792 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series N, with a per share liquidation preference of $100,000 (“Series N Preferred Stock”) (of which 75,792 were outstanding as of December 31, 2009).

Computershare Investor Services, LLC, Chicago, IL, is transfer agent and registrar for all outstanding series of preferred stock.

Summary of Key Terms of Outstanding Preferred Stock

Preferred Series	Annual Dividend Rate (Payable Quarterly)	Cumulative Dividend	Conversion Rate	Voting Right (Based on Conversion Rate)	Liquidation Value per Share	Redeemable
A	$1.80	Yes	1 preferred: 8 common	Yes	$40	Yes
B	$1.80	Yes	1 preferred: 8 common	Yes	$40	No
C	$1.60	Yes	2.4 preferred; 4 common	Yes	$20	Yes
D	$1.80	Yes	2.4 preferred; 4 common	Yes	$20	Yes
K	(1)	No	None	(1)	$10,000	(1)
L	(1)	No	None	(1)	$100,000	(1)
N	(1)	Yes	None	(1)	$100,000	(1)

(1)	See discussion of particular terms for this series of preferred stock below.

Series A, B, C and D Preferred Stock

Holders of outstanding Series A, B, C, and D Preferred Stock are entitled to cumulative dividends at the annual rates set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock,” which are payable quarterly when and as declared by the board of directors of PNC.

Holders of outstanding Series A, B, C, and D Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible. Holders of outstanding Series A, B, C, and D Preferred Stock currently are entitled to the conversion privileges set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock.”

In the event of a liquidation of PNC, holders of outstanding Series A, B, C, and D Preferred Stock are entitled to receive the amounts set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock,” plus all dividends accrued and unpaid thereon, before any payments are made with respect to common stock.

Series A, C and D Preferred Stock are redeemable at any time at the option of PNC at redemption prices equal to their respective liquidation preference amounts, plus accrued and unpaid dividends, if any. Series B Preferred Stock is not redeemable.

Series A, B, C, and D Preferred Stock are convertible into common stock (unless called for redemption and not converted within the time allowed therefor), at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of each series of convertible preferred stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the Amended and Restated Articles of Incorporation of PNC. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.

Series A and B Preferred Stock are currently traded in the over-the-counter market. Series C and D Preferred Stock are listed and traded on the New York Stock Exchange.

Series K Preferred Stock

Dividends

Dividends on shares of the Series K Preferred Stock are not mandatory. Holders of Series K Preferred Stock are entitled to receive, when, as, and if declared by PNC’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of the Series K Preferred Stock at a rate equal to (1) 8.25% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, May 21, 2013 (the “Fixed Rate Period”), and (2) three-month LIBOR plus a spread of 4.22% per annum, for each quarterly dividend period from May 21, 2013 through the redemption date of the Series K Preferred Stock, if any (the “Floating Rate Period”). In the event that we issue additional shares of Series K Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

If declared by PNC’s board of directors or a duly authorized committee of our board, during the Fixed Rate Period, we will pay dividends on the Series K Preferred Stock semi-annually, in arrears, on May 21 and November 21 of each year. If declared by PNC’s board of directors or a duly authorized committee of our board, during the Floating Rate Period, we will pay dividends on the Series K Preferred Stock quarterly, in arrears, on February 21, May 21, August 21 and November 21 of each year, beginning on May 21, 2013.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series K Preferred Stock for the Fixed Rate Period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series K Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series K Preferred Stock called for redemption.

Dividends on shares of Series K Preferred Stock are not cumulative. Accordingly, if the board of directors or a duly authorized committee of the board does not declare a dividend on the Series K Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series K Preferred Stock are declared for any future dividend period.

So long as any share of Series K Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series K Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

As used in this description, “junior stock” means PNC’s common stock and any other class or series of stock of PNC hereafter authorized over which Series K Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC.

When dividends are not paid in full upon the shares of Series K Preferred Stock and any parity stock, all dividends declared upon shares of Series K Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series K Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this description, “parity stock” means any other class or series of stock of PNC that ranks on a parity with the Series K Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. Parity stock includes Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series L Preferred Stock and Series N Preferred Stock and would include Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Series M Preferred Stock, if issued.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by PNC’s board of directors or a duly authorized committee of the board, may be declared and paid on PNC’s common stock and any other stock ranking equally with or junior to the Series K Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series K Preferred Stock shall not be entitled to participate in any such dividend.

Voting Rights

Except as provided below or as otherwise provided by applicable law, the holders of the Series K Preferred Stock have no voting rights.

Right to Elect Two Directors upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Series K Preferred Stock or any other series of preferred stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors shall be increased by two at PNC’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of preferred stock of all series shall have the right, voting as a class with holders of any other equally ranked series of preferred stock that have similar voting rights, to elect such two additional members of PNC’s board of directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of preferred stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.

If the holders of Series K Preferred Stock become entitled to vote for the election of directors, the Series K Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve. As a result, certain holders of Series K Preferred Stock may become subject to regulations under the Bank Holding Company Act. For further discussion of the regulations of the Federal Reserve Board, see “Description of Preferred Stock—General” in the accompanying prospectus.

Other Voting Rights. So long as any shares of Series K Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series K Preferred Stock, voting separately as a class, shall be required to:

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authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC;

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amend the provisions of PNC’s Amended and Restated Articles of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series K Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series K Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of PNC will not be deemed to affect adversely the powers, preferences, privileges or rights of the Series K Preferred Stock; and

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consolidate with or merge into any other corporation unless the shares of Series K Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series K Preferred Stock to effect such redemption.

Redemption

The Series K Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series K Preferred Stock is not redeemable prior to May 21, 2013. On and after that date, the Series K Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series K Preferred Stock will have no right to require the redemption or repurchase of the Series K Preferred Stock.

Series L Preferred Stock

Dividends

Holders of Series L Preferred Stock are entitled to receive non-cumulative cash dividends, only when, as and if declared by PNC’s board of directors (or a duly authorized committee of the board) from funds legally available, payable at the applicable dividend rate applied to the liquidation preference per share of the Series L Preferred Stock, calculated on each share from the original issue date as described under “—Dividend Rate” below.

Dividend Rate. Any dividends on shares of Series L Preferred Stock will be calculated as follows: (a) prior to February 1, 2013, at a rate per annum equal to 9.875%, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal three-month LIBOR (as defined in the certificate of designation) for the related dividend period plus 6.330%. Any dividends will be calculated prior to February 1, 2013 based on a 360-day year consisting of twelve 30-day months and thereafter based on the actual number of days in the dividend period using a 360-day year.

Dividend Payment Date. The dividend payment dates for Series L Preferred Stock are February 1, May 1, August 1 and November 1 of each year. If a dividend payment date prior to February 1, 2013 is not a business day, then the applicable dividend shall be paid on the next business day, without adjustment to the dividend payable for the relevant dividend period. If any day on or after February 1, 2013 that would otherwise be a dividend payment date is not a business day, then the next business day will be the applicable dividend payment date.

We may pay a partial dividend or skip a dividend payment on the Series L Preferred Stock at any time. During any dividend period, so long as any shares of Series L Preferred Stock remain outstanding, unless (a) the full dividends for the then-current dividend period on all outstanding shares of Series L Preferred Stock have been paid, or declared and funds set aside therefor, and (b) we are not in default on our obligations to redeem any shares of the Series L Preferred Stock that have been called for redemption, no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock. PNC and its subsidiaries also may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will we pay to or make available any monies for a sinking fund for the redemption of, any junior stock unless we have paid full dividends on the Series L Preferred Stock for the most recently completed dividend period.

The right of holders of the Series L Preferred Stock to receive dividends is non-cumulative. If PNC’s board of directors does not declare a dividend on the Series L Preferred Stock or declares less than a full dividend in respect of any dividend period, then the holders of the Series L Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and PNC will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series L Preferred Stock or any other class or series of its authorized preferred stock.

Voting Rights

Holders of the Series L Preferred Stock have no voting rights except as provided below or as otherwise provided by applicable law.

If and when dividends payable on the Series L Preferred Stock or on any other class or series of PNC’s stock, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series L Preferred Stock as to payment of dividends and that have comparable voting rights (which we refer to in this section as “Voting Parity Stock”) shall have not been declared and paid (i) in the case of the Series L Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting PNC’s board of directors will be increased by two and the holders of shares of Series L Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors at any annual or special meeting of shareholders called for the purpose of electing directors or any special meeting of holders of shares of Series L Preferred Stock and holders of Voting Parity Stock. In the case of the Series L Preferred Stock and any other affected class or series of preferred stock that bears dividends on a non-cumulative basis, these voting rights shall continue until full dividends have been paid for at least one year. In the case of any class or series of preferred stock that bears dividends on a cumulative basis, these voting rights shall continue until cumulative dividends have been paid in full.

Unless we amend PNC’s articles of incorporation to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with Series L Preferred Stock as a single class, so long as any shares of Series L Preferred Stock have been issued and are outstanding, we will not issue any Voting Parity Stock with a liquidation preference less than $100,000 per share.

So long as any shares of Series L Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by PNC’s Amended and Restated Articles of Incorporation:

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Creation of Senior Stock. The vote or consent of the holders of at least two-thirds of the outstanding shares of Series L Preferred Stock and any other class or series of preferred stock ranking on a parity with, or junior to, the Series L Preferred Stock with respect to payment of dividends and distribution of assets on our liquidation at the time outstanding (other than any class or series of preferred stock with a liquidation preference that is less than $100,000 per share, unless PNC’s Amended and Restated Articles of Incorporation requires such class or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series L Preferred Stock as a single class), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any amendment of PNC’s Amended and Restated Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series L Preferred Stock with respect to the payment of dividends or the distribution of assets on our liquidation; in addition, if any series of outstanding preferred stock is more adversely affected by such amendment than the other series, the amendment must also be approved by the two-thirds vote of such series;

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Amendment of Articles of Incorporation. The vote or consent of the holders of at least a majority of the outstanding shares of Series L Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any amendment to PNC’s Amended and Restated Articles of Incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series L Preferred Stock so as to affect them adversely; provided that the amendment of PNC’s Amended and Restated Articles of Incorporation so as to authorize or create, or to increase the authorized amount of any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series L Preferred Stock as to payment of dividends, any junior stock or other capital stock ranking on a parity with the Series L Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series L Preferred Stock; and

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Certain Mergers and Consolidations. The vote or consent of the holders of at least a majority of the outstanding shares of Series L Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary to effect or authorize any merger or consolidation of PNC with or into any entity other than a corporation, or any merger or consolidation of PNC with or into any other corporation if PNC is not the surviving corporation in such merger or consolidation and if the Series L Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of PNC’s Amended and Restated Articles of Incorporation, would not require a vote of the holders of the Series L Preferred Stock under either of the preceding paragraphs.

Redemption

The Series L Preferred Stock is not redeemable prior to February 1, 2013. On that date or on any date after that date, the Series L Preferred Stock will be redeemable solely at our option, in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends without regard to any undeclared dividends. The Series L Preferred Stock is not subject to any sinking fund, and we have no other obligation to redeem, repurchase or retire the Series L Preferred Stock.

Series N Preferred Stock

On December 31, 2008, pursuant to the US Department of the Treasury’s Capital Purchase Program, we issued to the US Department of the Treasury 75,792 shares of Series N Preferred Stock, having a liquidation amount per share equal to $100,000 for a total price of $7,579,200,000. The holders of the Series N Preferred Stock have preferential dividend and liquidation rights over holders of PNC’s common stock. The Series N Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Series N Preferred Stock is non-voting, except in limited circumstances. Prior to December 31, 2011, unless we have redeemed all of the Series N Preferred Stock or the US Department of the Treasury has transferred all of the Series N Preferred Stock to third parties, the consent of the US Department of the Treasury will be required for us to, among other things, increase the dividends on PNC’s common stock above the most recent level prior to October 14, 2008 ($0.66 per common share on a quarterly basis), repurchase or redeem common stock except in limited circumstances. We may not redeem the Series N Preferred Stock without requisite regulatory approval.

Preferred Stock Authorized but Not Yet Outstanding

PNC has authorized but not yet issued Series H, I, J and M Preferred Stock that may be issued in the future as described below.

Series M Preferred Stock

As part of the National City transaction, PNC established the PNC Non-Cumulative Perpetual Preferred Stock, Series M, which mirrors in all material respects the former National City Non-Cumulative Perpetual

Preferred Stock, Series E. PNC has designated 5,751 preferred shares, liquidation value $100,000 per share, for this series. No shares have yet been issued; however, National City issued stock purchase contracts for 5,001 shares of its Series E Preferred Stock (now replaced by the PNC Series M as part of the National City transaction) to the National City Preferred Capital Trust I in connection with the issuance by that Trust of $500 million of 12.000% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities (the “Normal APEX Securities”) in January 2008 by the Trust. It is expected that the Trust will purchase 5,001 of the Series M preferred shares pursuant to these stock purchase contracts on December 10, 2012 or on an earlier date and possibly as late as December 10, 2013. The Trust has pledged the $500,100,000 principal amount of National City 8.729% Junior Subordinated Notes due 2043 held by the Trust and their proceeds to secure this purchase obligation.

If Series M shares are issued prior to December 10, 2012, any dividends on such shares will be calculated at a rate per annum equal to 12.000% until December 10, 2012, and thereafter, at a rate per annum that will be reset quarterly and will equal three-month LIBOR for the related dividend period plus 8.610%. Dividends will be payable if and when declared by the Board at the dividend rate so indicated applied to the liquidation preference per share of the Series M Preferred Stock. The Series M is redeemable at PNC’s option, subject to a replacement capital covenant for the first ten years after issuance and subject to Federal Reserve approval, if then applicable, on or after December 10, 2012 at a redemption price per share equal to the liquidation preference plus any declared but unpaid dividends.

Certain other terms of the Series M Preferred Stock follow.

Voting Rights

Holders of the Series M Preferred Stock when issued will have no voting rights except as provided below or as otherwise provided by applicable law.

If and when dividends payable on the Series M Preferred Stock or on any other class or series of PNC’s stock, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series M Preferred Stock as to payment of dividends and that have comparable voting rights (which we refer to in this section as “Voting Parity Stock”), shall have not been declared and paid (i) in the case of the Series M Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting PNC’s board of directors will be increased by two and the holders of shares of Series M Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors at any annual or special meeting of shareholders called for the purpose of electing directors or any special meeting of holders of shares of Series M Preferred Stock and holders of Voting Parity Stock. In the case of the Series M Preferred Stock and any other affected class or series of preferred stock that bears dividends on a non-cumulative basis, these voting rights shall continue until full dividends have been paid for at least one year. In the case of any class or series of preferred stock that bears dividends on a cumulative basis, these voting rights shall continue until cumulative dividends have been paid in full.

Unless we amend PNC’s Amended and Restated Articles of Incorporation to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series M Preferred Stock as a single class, so long as the Stock Purchase Contracts (as defined in the certificate of designation) have not been terminated or any shares of Series M Preferred Stock have been issued and are outstanding, we will not issue any class or series of Voting Parity Stock with a liquidation preference that is less than $100,000 per share.

So long as any shares of Series M Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by PNC’s Amended and Restated Articles of Incorporation, the vote or consent of the holders of at least a majority of the shares of Series M Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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any amendment of PNC’s Amended and Restated Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series M Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment, alteration or repeal of any provision of PNC’s Amended and Restated Articles of Incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series M Preferred Stock so as to affect them adversely; provided that (i) the holders of the Series M Preferred Stock and each other class or series of preferred stock ranking on a parity with, or junior to, the Series M Preferred Stock with respect to payment of dividends and distribution of assets on our liquidation (other than any class or series of preferred stock with a liquidation preference that is less than $100,000 per share, unless PNC’s Amended and Restated Articles of Incorporation requires such class or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series M Preferred Stock as a single class) shall vote together as a single class with respect to the authorization, or increase in the authorized amount, of any class or series of capital stock ranking senior to the Series M Preferred Stock and (ii) the amendment of the Amended and Restated Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock designated as ranking on a parity with the Series M Preferred Stock as to payment of dividends, junior stock or PNC’s other capital stock ranking on a parity with the Series M Preferred Stock in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series M Preferred Stock; or

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any merger or consolidation of PNC with or into any entity other than a corporation, or any merger or consolidation of PNC with or into any other corporation if PNC is not the surviving corporation in such merger or consolidation and if the Series M Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of PNC’s Amended and Restated Articles of Incorporation, would not require a vote of the holders of the Series M Preferred Stock under the preceding paragraph.

Series H, I and J Preferred Stock

The Series H, I and J Preferred Stock will be issued by PNC upon the direction by the United States Office of the Comptroller of the Currency (or any successor United States federal bank regulatory authority that is the primary supervisory agency for PNC Bank) (the “OCC”) to exchange the Series A Preferred Stock of PNC REIT Corp., the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security of PNC Preferred Funding Trust II or the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security of PNC Preferred Funding Trust III, on a share-for-share basis, for the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock, respectively, in connection with the occurrence of certain events of undercapitalization or receivership of PNC Bank. Terms of the Series H, I and J Preferred Stock are included in PNC’s Amended and Restated Articles of Incorporation.

DESCRIPTION OF DEPOSITARY SHARES

PNC may, at its option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If PNC does, PNC will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of the preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of the preferred stock underlying the depositary shares will be deposited under a deposit agreement between PNC and a depositary selected by PNC. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase the fractional shares in the preferred stock underlying the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If PNC makes a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with the approval of PNC, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

Whenever PNC redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as may be determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of these depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The depositary will try, insofar as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and PNC will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock

If a series of the preferred stock underlying the depositary shares is convertible into shares of PNC’s common stock or any other class of capital securities of PNC, PNC will accept the delivery of depositary receipts to convert the preferred stock using the same procedures as those for delivery of certificates for the preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

PNC and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. PNC or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.

Charges of Depositary

PNC will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. PNC will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to PNC notice of its election to do so. PNC may remove the depositary at any time. Any such resignation or removal will take effect only upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from PNC that PNC delivers to the depositary and that PNC is required to furnish to the holders of the preferred stock.

Neither the depositary nor PNC will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of PNC and the depositary under the deposit agreement will be limited to performance in good faith of their respective duties under the deposit agreement. They will not be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons they believe to be competent and on documents they believe to be genuine. The depositary may rely on information provided by PNC.

DESCRIPTION OF PURCHASE CONTRACTS

PNC may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock; and

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of PNC’s common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

PNC may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

PNC may issue warrants to purchase common stock, preferred stock or depositary shares. PNC Funding may issue warrants to purchase debt securities. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants,

•	the offering price for the debt warrants, if any,

•	the aggregate number of the debt warrants,

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,

•	the dates on which the right to exercise the debt warrants begins and expires,

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

•	information with respect to any book-entry procedures,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the debt warrants,

•	any redemption or call provisions applicable to the debt warrants, and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	the title of the stock warrants,

•	the offering price of the stock warrants,

•	the aggregate number of the stock warrants,

•	the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,

•	if applicable, the date after which the stock warrants and any securities issued with the warrants will be separately transferable,

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,

•	the dates on which the right to exercise the stock warrants begins and expires,

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the stock warrants,

•	any redemption or call provisions applicable to the stock warrants, and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

Warrant to US Department of the Treasury

A warrant issued to the US Department of the Treasury in connection with the preferred stock described above enables the US Department of the Treasury to purchase up to approximately 16.9 million shares of PNC common stock at an exercise price of $67.33 per share.

The warrant is immediately exercisable in full or in part, provided that the US Department of the Treasury may not transfer or exercise a portion of the warrant representing in the aggregate more than 50% of the shares underlying the warrant prior to the earlier of (i) December 31, 2009 and (ii) the date on which PNC has received aggregate gross proceeds of not less than 100% of the $7.6 billion preferred stock issue price from one or more qualified equity offerings. The warrant expires on December 31, 2018.

CERTAIN TAX CONSIDERATIONS

PNC Funding will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on debt securities held by or for those subject to such tax, principally individuals and partnerships resident in Pennsylvania and trustees of trusts held for a resident beneficiary. The tax, at the current annual rate of four mills on each dollar of nominal value ($4.00 per $1,000), will be withheld, at any time when it is applicable, from each interest payment to taxable holders of debt securities. The debt securities will be exempt, under current law, from personal property taxes imposed by political subdivisions in Pennsylvania. We will set forth in the applicable prospectus supplement additional tax considerations for the securities offered thereby.

Additional tax considerations, will be described in the applicable prospectus supplement. Holders of securities should consult their tax advisors as to the applicability to the securities and interest and dividends payable thereon of federal, state and local taxes and of withholding on interest and dividends.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement.

PNC Funding may offer and sell debt securities and warrants being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through a combination of such methods of sale.

PNC may offer and sell common stock, preferred stock, purchase contracts, units, warrants and depositary shares being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through any combination of such methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the prospectus supplement relating to the offer.

At-the-Market Offerings

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of PNC’s common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of PNC’s common stock sold will be sold at prices related to the then prevailing market prices for PNC’s common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of PNC’s common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

Selling Security Holders

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including commissions that we or the selling security holder must pay.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering of the capital securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, capital securities in the open market in order to stabilize the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the capital securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Following the initial distribution of an offering of securities, our affiliates, including PNC Capital Markets LLC and other affiliates may use this prospectus supplement and the attached prospectus in connection with offers and sales of the senior notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Although we expect that delivery of securities generally will be made against payment on the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Conflicts of Interest

PNC Capital Markets LLC is an affiliate of PNC Funding Corp and The PNC Financial Services Group, Inc. The distribution arrangements for any offering in which PNC Capital Markets LLC participates will comply with the requirements of NASD Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with NASD Rule 2720 of the FINRA regulations, no FINRA member firm may make sales in such offering to any discretionary account without the prior approval of the customer.

LEGAL OPINIONS

The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2008 and 2007, and for the years then ended, incorporated in this Prospectus by reference to The PNC Financial Services Group, Inc.’s Current Report on Form 8-K dated January 15, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of National City Corporation that PNC acquired as of December 31, 2008, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 (before the effects of the retrospective adjustments to the consolidated financial statements) (not incorporated herein by reference), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to the restatement of the consolidated statement of cash flows, PNC’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.). The retrospective adjustments applied to the consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers. The consolidated statements of income, changes in equity, and cash flows of PNC and its subsidiaries for the year ended December 31, 2006 incorporated in this prospectus by reference to the January 15, 2010 Current Report on Form 8-K of PNC have been so incorporated by reference in reliance upon the reports of Deloitte & Touche LLP and PricewaterhouseCoopers given upon their authority as experts in accounting and auditing.

The PNC Financial Services Group, Inc.

55,555,600 Shares of common stock

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley

Senior Co-Managers

Barclays Capital	PNC Capital Markets LLC BofA Merrill Lynch	Citi

Junior Co-Managers

Sandler O’Neill + Partners, L. P.	UBS Investment Bank	Keefe, Bruyette & Woods

February 3, 2010